Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-188514) pertaining to the 2012 Equity Incentive Plan of American Residential Properties, Inc. of our report dated March 31, 2014, with respect to the consolidated financial statements and schedules of American Residential Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 31, 2014